Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR FISCAL 2016 FINANCIAL RESULTS

- Fourth Quarter Net Sales Decreased 10.1% to $85.0 million, Comparable Sales Decreased 7.8% and Gross Margin Decreased 610 basis points

- Strategic Initiatives Expected to Drive Improved Financial Performance in the Second Half of Fiscal 2017

Minneapolis, MN, March 15, 2017 - Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today reported results for the fourth quarter and fiscal year ended January 28, 2017.

Results for the Fourth Quarter Ended January 28, 2017

•
Net sales totaled $85.0 million, a decrease of 10.1%, while operating on average 499 stores, compared to $94.6 million in net sales for the fourth quarter of fiscal 2015, while operating on average 534 stores.

•	Comparable sales decreased 7.8% following a 3.4% decrease in the same period last year.

•
Gross margin rate decreased 610 basis points to 24.8%, as compared to last year’s fourth quarter, primarily due to deeper than planned promotions and increased markdowns to address inventory levels, as well as the strategic decision to right size or exit certain product categories, combined with deleverage on lower sales.

•
Net loss totaled $17.2 million, or ($0.46) per share, compared to a net loss for the prior year period of $46.6 million, or ($1.26) per share, which included $37.5 million, or a ($1.02) loss per share, to record a valuation allowance for the Company’s deferred tax assets.

•
Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below., a non-GAAP measure, was $(14.1) million, compared to $(3.7) million for the same period last year. The Company defines Adjusted EBITDA as Net income (loss), adjusted for Income tax provision (benefit); Other Income; Interest expense, net; Depreciation and Amortization; Impairment of long-lived assets; and certain non-recurring items.

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* Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

•	Merchandise inventory, at cost, was down approximately 13.0%, as compared to the prior fiscal year end.
Joel Waller, Interim President and Chief Executive Officer, commented, “While our fourth quarter results were disappointing, I am confident we have identified the key issues facing the Company and are well down the path to addressing them. Over the next several quarters we will take aggressive steps to (i) develop a differentiated product assortment with a greater mix of relevant fashion and establish a consistent flow of newness, (ii) recapture Missy customers by rebalancing the MPW assortment, and (iii) address the underperformance of our outlets through a cross functional team dedicated to ensuring their planning, buying, and allocation needs are addressed promptly and effectively. Given that we are making a number of changes in the business over the next several months and that enhancements to the merchandise assortment are not expected to be fully reflected until the third quarter, for the near term we will not be providing sales and EPS guidance. Overall, we believe that these strategic initiatives will strengthen our competitive positioning within the retail landscape and will drive improved and more consistent financial performance for our stakeholders over the long term, beginning in the second half of fiscal 2017.”
Results for the Fifty-Two Weeks Ended January 28, 2017

•	Net sales totaled $381.6 million, a decrease of 0.6%, while operating on average 506 stores, as compared to $383.8 million in net sales last year, while operating on average 526 stores.
•Comparable sales decreased 0.8% following an 8.3% decrease last year.

•
Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below., a non-GAAP measure, was ($3.4) million, compared to $2.0 million for the same period last year.

•
Net loss for fiscal 2016 totaled $17.8 million, or ($0.48) per share. Net loss for fiscal 2015 totaled $49.1 million, or ($1.33) per share, which included $37.5 million, or a ($1.02) loss per share, to record a valuation allowance for the Company’s deferred tax assets.

Balance Sheet Highlights and Capital Expenditures
Cash, cash-equivalents and investments totaled $35.0 million as of January 28, 2017. Capital expenditures for the fourth quarter of fiscal 2016 were $1.6 million compared to $3.4 million in last year’s fourth quarter. Capital expenditures in the fourth quarter this year primarily reflected investments in new stores and technology associated

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* Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

with the Company’s Customer First initiative. For the fourth quarter ended January 28, 2017, the Company had no outstanding borrowings under its revolving credit facility.
Outlook for the 2017 First Quarter and Full Fiscal Year
The Company currently expects average square footage to be down approximately 4.6% for Fiscal 2017 as compared to fiscal 2016, and to be down 5.4% in the first quarter as compared to last year’s first quarter.
For the 2017 fiscal year, the Company currently expects capital expenditures to be approximately $6.5 million to $7.5 million.
The 53rd week in fiscal 2017 is expected to add approximately $4.2 million in sales and to reduce operating income by approximately $1.6 million.
Conference Call Information
The Company will discuss its fourth quarter and full-year results in a conference call scheduled for today, March 15, 2017, at 8:30 a.m. Eastern Time. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com until April 14, 2017. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until March 22, 2017. This call may be accessed by dialing 1-844-512-2921 and using the passcode 13656683.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release contains a non-GAAP financial measure, Adjusted EBITDA. The presentation of this non-GAAP measure is not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or net loss, or any other measure of performance derived in accordance with GAAP. The Company believes the inclusion of this non-GAAP measure provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, especially when comparing such results to previous periods. This non-GAAP measure is not an alternative for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measure to its most directly comparable GAAP measure as provided in the table below.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based national specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of March 15, 2017, the Company operates 479 stores in 45 states consisting of 319 MPW stores, 82 Outlet stores, 40 Christopher & Banks stores, and 38 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.
Keywords: Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “believe”, “drive” “in order to” and similar expressions and include the statements that; (i) over the next several quarters the Company will take aggressive steps to (a) develop a differentiated product assortment with a greater mix of relevant fashion and establish a consistent flow of newness, (b) recapture Missy customers by rebalancing the MPW assortment, and (c) address the underperformance of our outlets through a cross functional team dedicated to ensuring their planning, buying, and allocation needs are addressed promptly and effectively; (ii) the Company believes that its strategic initiatives will strengthen its competitive positioning within the retail landscape and will drive improved and more consistent financial performance for its stakeholders over the long term, beginning in the second half of fiscal 2017; (iii) the Company currently expects average square footage to be down approximately 4.6% for Fiscal 2017 as compared to fiscal 2016 and to be down 5.4% in the first quarter, as compared to last year’s first quarter; (iv) for the 2017 fiscal year, the Company currently expects capital expenditures to be approximately $6.5 million to $7.5 million; and (v) the 53rd week in fiscal 2017 is expected to add approximately $4.2 million in sales and to reduce operating income by approximately $1.6 million.
These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: (i) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond the Company’s control, such as a weakness in overall consumer demand; adverse weather, economic or political conditions; and shifts in consumer tastes or spending habits that result in reduced sales or gross margins; (ii) lack of acceptance of the Company’s fashions, including its seasonal fashions; (iii) the ability of the Company’s infrastructure and systems to adequately support its operations; (iv) the effectiveness of the Company’s brand awareness, marketing programs and efforts to enhance the in-store experience; (v) the possibility that, because of poor customer response to the Company’s merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vi) the failure to successfully implement the Company’s strategic and tactical plans and initiatives; (vii) general economic conditions could lead to a reduction in store traffic and in consumer spending on women’s apparel; (viii) fluctuations in the levels of the Company’s sales, expenses or earnings; and (ix) risks associated with the performance and operations of the Company’s Internet operations.
Readers are cautioned not to place undue reliance on these forward-looking statements which are based on current expectations and speak only as of the date of this release. The Company does not assume any obligation to update or revise any forward-looking statement at any time for any reason.
Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website under “For Investors” and you are urged to carefully consider all such factors.

# # #

COMPANY CONTACT:
Peter G. Michielutti
Executive Vice President,
Chief Operating Officer and
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 28,	January 30,	January 28,	January 30,
	2017	2016	2017	2016
Net sales	$84,980	$94,569	$381,605	$383,828
Merchandise, buying and occupancy costs	63,939	65,358	253,483	254,350
Gross profit	21,041	29,211	128,122	129,478
Other Operating Expenses:
Selling, general and administrative	35,184	33,190	133,768	128,413
Depreciation and amortization	3,184	3,315	12,300	12,048
Impairment of long-lived assets	310	99	786	281
Total other operating expenses	38,678	36,604	146,854	140,742
Operating loss	(17,637)	(7,393)	(18,732)	(11,264)
Interest expense, net	(33)	(39)	(159)	(115)
Other income	—	—	911	—
Loss before income taxes	(17,670)	(7,432)	(17,980)	(11,379)
Income tax (benefit) provision	(446)	39,195	(197)	37,715
Net loss	$(17,224)	$(46,627)	$(17,783)	$(49,094)

Basic loss per share:
Net loss	$(0.46)	$(1.26)	$(0.48)	$(1.33)
Basic shares outstanding	37,088	36,906	37,016	36,886

Diluted loss per share:
Net loss	$(0.46)	$(1.26)	$(0.48)	$(1.33)
Diluted shares outstanding	37,088	36,906	37,016	36,886

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 28,	January 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$35,006	$31,506
Short-term investments	—	3,015
Accounts receivable	2,549	4,067
Merchandise inventories	36,834	42,481
Prepaid expenses and other current assets	3,485	9,059
Income taxes receivable	516	513
Total current assets	78,390	90,641

Property, equipment and improvements, net	55,332	59,224

Other non-current assets:
Deferred income taxes	321	393
Other assets	577	632
Total other non-current assets	898	1,025
Total assets	$134,620	$150,890

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,867	$16,645
Accrued salaries, wages and related expenses	6,613	2,845
Accrued liabilities and other current liabilities	26,426	24,570
Total current liabilities	46,906	44,060

Non-current liabilities:
Deferred lease incentives	9,021	9,880
Deferred rent obligations	6,576	7,241
Other non-current liabilities	822	1,301
Total non-current liabilities	16,419	18,422

Stockholders' equity:
Common stock	473	468
Additional paid-in capital	126,516	125,851
Retained earnings	57,017	74,800
Common stock held in treasury	(112,711)	(112,711)
Total stockholders' equity	71,295	88,408
Total liabilities and stockholders' equity	$134,620	$150,890

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Fifty-Two Weeks Ended
	January 28,	January 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(17,783)	$(49,094)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,300	12,048
Impairment of long-lived assets	786	281
Deferred income taxes, net	72	37,544
Gain on investments, net	(911)	0
Amortization of premium on investments	7	46
Amortization of financing costs	62	62
Deferred lease-related liabilities	(911)	3,267
Stock-based compensation expense	676	1,637
Loss on disposal of assets	1	—
Changes in operating assets and liabilities:
Accounts receivable	1,518	(67)
Merchandise inventories	5,647	2,837
Prepaid expenses and other assets	5,567	(2,214)
Income taxes receivable	(3)	332
Accounts payable	(2,610)	(1,670)
Accrued liabilities	5,972	370
Other liabilities	(475)	3
Net cash used in operating activities	9,915	5,382

Cash flows from investing activities:
Purchases of property, equipment and improvements	(10,327)	(26,082)
Proceeds from company-owned life insurance	911	—
Maturities of available-for-sale investments	3,008	14,987
Net cash used in investing activities	(6,408)	(11,095)

Cash flows from financing activities:
Issuance of stock for stock options exercises, net of forfeitures	17	0
Shares redeemed for payroll taxes	(24)	(26)
Net cash used in financing activities	(7)	(26)

Net decrease in cash and cash equivalents	3,500	(5,739)
Cash and cash equivalents at beginning of period	31,506	37,245
Cash and cash equivalents at end of period	$35,006	$31,506

Supplemental cash flow information:
Interest paid	$192	$168
Income taxes paid (refunded)	$106	$(223)
Accrued purchases of equipment and improvements	$69	$1,105

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF NET INCOME (LOSS)
(in thousands)
(unaudited)

The following table reconciles from Net loss to Adjusted EBITDA for the thirteen week and fifty-two week periods ended January 28, 2017 and January 30, 2016:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 28,	January 30,	January 28,	January 30,
	2017	2016	2017	2016
Net income (loss)	$(17,224)	$(46,627)	$(17,783)	$(49,094)
Income tax provision (benefit)	(446)	39,195	(197)	37,715
Other income	—	—	(911)	—
Interest expense, net	33	39	159	115
Depreciation & amortization	3,184	3,315	12,300	12,048
Impairment of store assets	310	99	786	281
Advisory fees in connection with shareholder activism	—	277	1,549	964
eCommerce transition fees	—	—	684	—
Adjusted EBITDA	$(14,143)	$(3,702)	$(3,413)	$2,029